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                                                                    EXHIBIT 10.4



                              EMPLOYMENT AGREEMENT


    This is an EMPLOYMENT AGREEMENT "Agreement" effective as of January 21, 1999 ("Effective Date"), between ELIZABETH HOUGEN, an individual ("Employee"), and MOLECULAR BIOSYSTEMS, INC., a Delaware corporation ("the Company").

    1.   EMPLOYMENT.

         a. POSITION. The Company agrees to employ Employee as its CHIEF FINANCIAL OFFICER AND EXECUTIVE DIRECTOR OF FINANCE.

         b. DUTIES. Employee shall diligently, and to the best of her ability, perform all such duties incident to her position and use her best efforts to promote the interests of the Company.

         c. TIME TO BE DEVOTED TO EMPLOYMENT. Employee shall devote her full time and energy to the business of the Company and shall not be engaged in any competitive business activity without the express written consent of the Company. Employee hereby represents that she is not a party to any agreement which would be an impediment to entering into this Employment Agreement and that she is permitted to enter into this Employment Agreement and perform the obligations hereunder.

         d. AT-WILL EMPLOYMENT. Employee shall be employed on an at-will basis and may terminate her employment and may be terminated from her employment at any time with or without cause, subject to the severance payment provisions set forth in paragraphs 14 and 16 below.

    2.   COMPENSATION AND BENEFITS.

         a. ANNUAL SALARY. In consideration of and as compensation for the services agreed to be performed by Employee hereunder, the Company agrees to pay Employee, as of the Effective Date of this Agreement, an annual Base Salary of $125,000, payable in accordance with the Company's regular payroll schedule, less applicable withholdings and deductions. Employee `s annual Base Salary is subject to being increased as part of the Company's annual salary review process.. If Employee is an Officer of the Company, changes to Base Salary must be approved by the Board of Directors of the Company (the "Board").

         b. PARTICIPATION IN BENEFIT PLANS. Employee shall be entitled to participate in any vacation or other benefit plan, to the extent eligible, that is generally available to the other employees of the Company at the same level as Employee. The Company reserves the right to amend, modify or terminate any employee benefits at any time for any reason.
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         c. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Employee for all reasonable business expenses incurred by Employee on behalf of the Company provided that: (i) such reasonable expenses are ordinary and necessary business expenses incurred on behalf of the Company, and (ii) Employee provides the Company with itemized accounts, receipts and other documentation for such reasonable expenses as are reasonably required by the Company.

    3. DEFINITIONS. The following definitions shall apply with respect to this agreement.

         a. BASE SALARY means the Employee's annual salary; it shall not include overtime pay, commissions or any other benefits and special allowances for which the Employee is eligible (e.g., bonuses). If Employee's annual salary is adjusted following the Effective Date of this Agreement, the adjusted annual salary would then represent Employee's Base Salary. "Weekly Salary" shall mean the Base Salary divided by fifty-two. "Monthly Salary" shall mean Base Salary divided by 12.

         b. CHANGE OF CONTROL shall mean a change in ownership or control of the Company effected through any of the following transactions:

           (1) a merger, consolidation or reorganization approved by the Company's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction, or

           (2) any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

           (3) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders, or

           (4) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

         c. CONSTRUCTIVE TERMINATION means within two years after a Change of Control during which two-year period any of the following events take place AND Employee gives written notice of her intent to resign her employment with the Company and said


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resignation is submitted within thirty (30) days of the event : (i) a reduction in the Base Salary of the Employee of more than fifteen percent (15%); (ii) a relocation (or demand for relocation) of Employee's place of employment to a location more than fifty (50) miles from Employee's current place of employment;
(iii) a significant or material reduction in Employee's job duties or level of responsibility.

         d. 1934 ACT means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         e. TERMINATION FOR CAUSE means a termination of Employee's employment by the Company due to the Employee's:

           (1) Misconduct that has a material adverse effect on the Company's operations, prospects, reputation or business;

           (2) Conviction of a felony;

           (3) Act of fraud against, or theft of property belonging to, the Company; or

           (4) Gross negligence or the repeated failure of Employee to perform her duties and responsibilities to the reasonable satisfaction of the Board or superior after written notice of such failure, or any breach by Employee of her fiduciary duties to the Company or any breach by Employee of her confidentiality or proprietary information agreement with the Company.

         f. TERMINATION WITHOUT CAUSE means a termination of Employee's employment by the Company for any reason other than those specified in subparagraph 3.e.(1) through (4) above.

         g. DISABILITY means that as a result of any physical or mental injury or disability, Employee is unable to perform the essential functions of her job, with or without reasonable accommodation. A notice will be issued when the Company has reasonably determined that Employee has become unable to perform substantially her services and duties hereunder with or without reasonable accommodation because of any physical or mental injury or disability, and that it is reasonably likely that she will not be able to resume substantially performing her services and duties on substantially the terms and conditions as set forth in this Employment Agreement.

    4. EMPLOYMENT. The Company shall be entitled to all of the benefits and profits arising from or incident to the work, services and advice rendered by the Employee relating to the work performed for the Company. The Employee shall make all information available to the Company that relates to the Company's business of which she has any knowledge and shall not use any such information or the benefits of any such information for her personal profit or that of any third party. The Employee agrees to use her best efforts to promote the interests of the Company including, where appropriate, the publication of articles in medical and scientific journals and the participation in medical and scientific seminars and symposiums


                                       3
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relating to the business and affairs of the Company and/or her research efforts performed for and on behalf of the Company.

    5. DISCLOSURES. Employee shall promptly disclose in writing to the officials designated by the Company to receive such disclosures, complete information concerning each and every invention, discovery, improvement, device, design, apparatus, practice, process, method or product (hereinafter referred to as "Inventions"), whether Employee considers them patentable or not, made, developed, perfected, devised, conceived or reduced to practice by Employee, either solely or in collaboration with others, during the period of Employee's employment by the Company, and up to and including a period of twelve (12) months after termination of employment, whether or not during regular working hours, relating either directly or indirectly to the business, products, practices or techniques of the Company or to the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by Employee for the Company or with the equipment, supplies, facilities or confidential information of the Company.

    6. CONFIDENTIALITY. Employee recognizes that her employment with the Company will involve contact with information of substantial value to the Company, which is not generally known in the trade and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information, relating to the business, products, practices or techniques of the Company (hereinafter referred to as "Confidential Information"). Employee shall at all times regard and preserve as confidential such Confidential Information obtained by Employee from whatever source and shall not, either during Employee's employment or thereafter, publish or disclose any part of such Confidential Information in any manner, or use the same except on behalf of the Company, without the prior written consent of the Company. Further, Employee shall, during her employment and thereafter, refrain from any acts or omissions that would reduce the value of such Confidential Information to the Company.

    7. ASSIGNMENT OF RIGHTS. Employee hereby agrees that any Inventions made, developed, perfected, devised, conceived or reduced to practice by Employee during the period of her employment by the Company, and any other Inventions made, developed, perfected, devised, conceived or reduced to practice by Employee during said period of twelve (12) months after termination of her employment if based upon the Confidential Information of the Company, relating either directly or indirectly to the business, products, practices or techniques of the Company or to the Company's actual or demonstrably anticipated research or development, or resulting from any work performed by Employee for the Company or with the equipment, supplies, facilities or Confidential Information of the Company, are the sole property of the Company, and hereby assigns and agrees to assign to the Company, its successors and assigns, all of my right, title and interest in and to said Inventions, and any patent applications or Letters Patent thereon.

                                  NOTIFICATION

                  THIS AGREEMENT DOES NOT APPLY TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY, OR TRADE SECRET INFORMATION OF THE COMPANY WAS USED AND WHICH WAS


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DEVELOPED ENTIRELY ON EMPLOYEE'S OWN TIME, AND (a) WHICH DOES NOT RELATE (1) TO
THE BUSINESS OF THE COMPANY OR (2) TO THE COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (b) WHICH DOES NOT RESULT FROM ANY WORK PERFORMED BY EMPLOYEE FOR THE COMPANY, AS DEFINED AND PROVIDED BY SECTION 2870 OF THE CALIFORNIA LABOR CODE.

    8. COVENANT OF COOPERATION. Employee shall, at any time during employment or thereafter, upon request and without further compensation therefor, but with all reasonable expenses incurred by Employee to be reimbursed, do all lawful acts, including but not limited to the execution of papers and oaths, the giving of testimony, and the obtaining of evidence that in the opinion of the Company, its successors or assigns, may be necessary or desirable for obtaining, sustaining, reissuing or enforcing Letters Patent in the United States and throughout the world for said Inventions, and for perfecting, recording or maintaining the title of the Company, its successors and assigns, to said Inventions and to any patent applications made and any Letters Patent granted for said Inventions in the United States and throughout the world.

    9. PATENT ENFORCEMENT. The Company shall have the sole discretion whether to obtain, maintain, modify or enforce any domestic or foreign patent for said Inventions assigned to the Company pursuant to this Agreement. The Company is free to enter into any licensing or assignment agreement with any third party or to use whatever means it deems best to develop, promote or market said Inventions assigned to the Company pursuant to this Agreement or any domestic or foreign patent thereof.

    10. CLAIMS BY THIRD PARTY. As to any Inventions which were made, developed, perfected, devised, conceived or reduced to practice by Employee during the period of her employment by the Company, and up to and including a period of twelve (12) months after termination of her employment, but which are claimed for any reason to belong to an entity or person other than the Company, Employee will promptly disclose the same in writing to the Company and shall not disclose the same to others if the Company, within twenty (20) days thereafter, shall claim ownership of such Inventions under the terms of this Agreement.

    11. RECORD KEEPING. Employee shall keep complete, accurate and authentic accounts, notes, data and records of any and all of said Inventions in the manner and form requested by the Company. Such accounts, notes, data and records, including all copies thereof, shall be the property of the Company, and upon its request, Employee will promptly surrender the same to it, or if not previously surrendered, Employee will promptly surrender the same to the Company at the conclusion of her employment.

    12. RECORDS PROPERTY OF COMPANY. Employee agrees that all accounts, notes, data sketches, drawings and other documents and records, and all material and physical items of any kind, including all reproductions and copies thereof, which relate in any way to the business, products, practices or techniques of the Company or contain Confidential Information, made by Employee or that come into Employee's possession by reason of her employment are the property of the Company and shall be promptly surrendered to the Company at the conclusion of Employee's employment.


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    13. NON-SOLICITATION. During Employee's employment with the Company and for one (1) year thereafter, Employee will not solicit any employee of the Company to leave the Company for any reason or to accept employment with any other company. As part of this restriction, Employee will not interview any employee of the Company or provide any input to any third party regarding any such person for the purpose of offering such person employment elsewhere during the period in question. However, this obligation shall not affect any responsibility Employee may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

    14. SEVERANCE PAYMENTS AND OTHER BENEFITS IN THE EVENT OF TERMINATION OF EMPLOYMENT FOLLOWING A CHANGE OF CONTROL.

          a. In the event that either of the following two events occur within two years after a Change of Control, the Company will provide the following payment and benefits to Employee: (i) Employee's employment is terminated by the Company Without Cause, or (ii) Employee's employment terminates as a result of a Constructive Termination:

             (1) The Company shall make the following payments to Employee:

                  (A) ACCRUED SALARY AND BENEFITS. The Company shall pay Employee's Base Salary through the effective date of termination of Employee's Employment. In addition to the Severance Payments payable to an eligible employee as described below, such employee shall receive the following: (i) payment for accrued but unused vacation time; and (ii) group health coverage, including eligible medical, dental and vision insurance through the last day of the calendar month during which the termination occurs (group health coverage after such date being governed by COBRA.)

                  (B) SEVERANCE PAYMENTS. The Company shall pay to Employee an amount equal to 1.5 times the sum of the following: (a) her Base Salary in effect immediately prior to the Change of Control and (b) a payment equal to the higher of (i) 100% of Employee's target bonus as determined under the Company's incentive compensation plan or (ii) an average of the last three actual bonuses awarded to Employee. If the Company has not implemented an annual incentive compensation plan for the current year, as referred to in the foregoing sentence, then the amount determined under (ii) shall govern.

                  (C) MANNER OF PAYMENT. Severance Payments may be paid in accordance with regular payroll periods, in a single lump sum payment, or any combination thereof, as deemed appropriate by the Company. Taxes and other appropriate deductions will be withheld; however, 401k contributions will not be allowed.

             (2) The Company shall provide the following benefits to Employee:

                  (A) COBRA. An eligible Employee's existing coverage under the Company's group health plan (and, if applicable, the existing group health coverage for eligible dependents) will end on the last day of the month in which the eligible Employee's employment terminates. The eligible Employee and her eligible dependents may then be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The eligible Employee (and, if applicable, her eligible dependents) will be provided with a COBRA election form and notice which describe her rights to continuation coverage under COBRA. If an eligible Employee elects COBRA continuation coverage, then the Company will pay for COBRA coverage (such payments shall not include COBRA coverage with respect to the Company's Section 125 health care reimbursement plan) for eighteen (18) months. After such period of Company-paid coverage, the eligible employee (and, if applicable, her eligible dependents) may continue COBRA coverage at her own expense in accordance with COBRA. No provision of this agreement will affect the continuation coverage rules under COBRA. Therefore, the period during which the eligible employee must elect to continue the Company's group health plan coverage under COBRA, the length of time during which COBRA coverage will be made available to the eligible employee, and all the eligible employee's other rights and obligations under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan. In the event, however, an Employee becomes eligible for benefits under another plan prior to the expiration of the period in which the Company is paying benefit premiums, the Company shall no longer be obligated to pay such benefit premiums. The Employee is required to notify the Company of eligibility for benefits under another plan and is expected to enroll in the new group plan at the first eligible opportunity unless Employee chooses, at Employee's sole expense, to continue COBRA benefits through the Company. If Employee fails to notify the Company of Employee's eligibility for alternative benefits, the Company shall have the right to discontinue payment of COBRA premiums upon thirty (30) days notice to Employee. In no event shall a cash payment be made to Employee in lieu of the payment of COBRA premiums. The payment of COBRA premiums by the Company shall not extend the maximum eligible COBRA coverage period.

                  (B) OUTPLACEMENT SERVICES. The Company will make available to Employee, upon her request, outplacement services provided by a reputable outplacement counselor selected by the Company for a period of six months following termination. The Company will assume the cost of all such outplacement services. In no event will a cash payment be made in lieu of outplacement benefits.

    15. ACCELERATION OF STOCK OPTIONS IN THE EVENT OF A CHANGE OF CONTROL. In the event of a Change of Control (whether or not followed by termination of Employee's employment), all stock options under any Company stock option plan which Employee holds at the time of such Change of Control shall become fully "vested" (i.e., immediately exercisable). The Company shall also extend the period of exercisability of those stock options to the maximum of four years, or the natural expiration of the stock options, whichever is earlier.

    16. SEVERANCE PAYMENTS AND OTHER BENEFITS IN THE EVENT OF TERMINATION OTHER THAN FOLLOWING A CHANGE OF CONTROL.

         a. In the event Employee's employment is terminated Without Cause other than within two (2) years following a Change in Control, the Company shall provide the payments and other benefits specified below to Employee:


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

   (1)   The Company shall make the following payments to Employee:

         (A) ACCRUED SALARY AND BENEFITS. The Company shall pay Employee's Base Salary through the effective date of termination of Employee's Employment. In addition, employee shall receive the following: (i) payment for accrued but unused vacation time; and (ii) group health coverage, including eligible medical, dental and vision insurance through the last day of the calendar month during which the termination occurs (group health coverage after such date being governed by COBRA.)

         (B) SEVERANCE PAYMENTS. The Company shall pay to Employee a severance payment equal to twelve (12) months of Employee's Monthly Salary, in effect immediately prior to termination. This twelve (12) month period will be referred to as the "Severance Period."

         (C) MANNER OF PAYMENT. These Severance Payments may be paid in accordance with regular payroll periods over the duration of the Severance Period, in a single lump sum, or any combination thereof, as deemed appropriate by the Company. Taxes and other appropriate deductions will be withheld however, 401(k) contributions will not be allowed.

   (2)   The Company shall provide the following benefits to Employee

         (A) COBRA. An eligible Employee's existing coverage under the Company's group health plan (and, if applicable, the existing group health coverage for eligible dependents) will end on the last day of the month in which the eligible Employee's employment terminates. The eligible Employee and her eligible dependents may then be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The eligible Employee (and, if applicable, her eligible dependents) will be provided with a COBRA election form and notice which describe her rights to continuation coverage under COBRA. If an eligible Employee elects COBRA continuation coverage, then the Company will pay for COBRA coverage (such payments shall not include COBRA coverage with respect to the Company's Section 125 health care reimbursement plan) for the Severance Period. After such period of Company-paid coverage, the eligible employee (and, if applicable, her eligible dependents) may continue COBRA coverage at her own expense in accordance with COBRA. No provision of this agreement will affect the continuation coverage rules under COBRA. Therefore, the period during which the eligible employee must elect to continue the Company's group health plan coverage under COBRA, the length of time during which COBRA coverage will be made available to the eligible employee, and all the eligible employee's other rights and obligations under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan. In the event, however, an Employee becomes eligible for benefits under another plan prior to the expiration of the period in which the Company is paying benefit premiums, the Company shall no longer be obligated to pay such benefit premiums. The Employee is required to notify the Company of eligibility for benefits under another plan and is expected to enroll in the new group plan at the first eligible opportunity unless Employee


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chooses, at Employee's sole expense, to continue COBRA benefits through the
Company. If the Employee fails to notify the Company of Employee's eligibility for alternative benefits, the Company shall have the right to discontinue payment of COBRA premiums upon thirty (30) days notice to Employee. In no event shall a cash payment be made to eligible employees in lieu of the payment of COBRA premiums. The payment of COBRA premiums by the Company shall not extend the maximum eligible COBRA coverage period.

                  (B) OUTPLACEMENT. The Company will make available to Employee, upon her request, outplacement services provided by a reputable outplacement counselor selected by the Company for a period of six months following termination. The Company will assume the cost of all such outplacement services. In no event will a cash payment be made in lieu of outplacement benefits.

IN NO EVENT SHALL EMPLOYEE BE ENTITLED TO OR RECEIVE SEVERANCE BENEFITS UNDER BOTH THIS PARAGRAPH 16 AND PARAGRAPH 14. Similarly, if Employee is eligible to receive severance benefits under any other severance plan created by the Company then it will reduce dollar for dollar any benefit due under this Agreement.

    17. SECTION 280G LIMITATION ON SEVERANCE PAYMENTS. The Severance Payments as described in Paragraph 14(1)(B) of this Agreement shall be reduced as necessary so that the present value, as determined in accordance Section 280G(d)(4) of the Internal Revenue Code, of the sum of (i) the Severance Payments and (ii) all other payments, if any, that must be taken into account for purposes of computation under Section 280G(b)(2)(A)(ii) of the Internal Revenue Code in respect of Employee does not exceed 2.99 times Employee's base amount, as "base amount" is defined in Section 280G(b)(3) of the Internal Revenue Code .

    18. RETENTION BONUS PROGRAM. Employee will continue to participate in the Retention Package program as explained in the memorandum to Employee dated December 3, 1998.

    19. RESIGNATION, DEATH OR DISABILITY. Employee will not be entitled to any Severance Benefits or Severance Payments under Paragraphs 14 or 16, or under any other plan, or any other provision of this Agreement, if her employment is terminated by the Company for Cause or if her employment terminates due to disability, death or resignation (other than a resignation which constitutes a CONSTRUCTIVE TERMINATION).

    20. EXCLUSIVITY. Employee shall not, while employed by the Company engage in any other employment or business venture for her account or on behalf of others that relates, directly or indirectly, to the business and affairs of the Company without the prior written consent of the Company.

    21. PROHIBITION AGAINST ASSIGNMENT. Employee agrees that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by Employee or any executor, administrator, heir, legatee, distributee or any other person claiming under Employee by virtue of this Agreement and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge or hypothecate or otherwise dispose of this Agreement or of such rights, interests and benefits


                                       9
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contrary to the foregoing provisions, or the levy of any attachment or similar process thereon shall be null and void and without effect and shall relieve the Company of any and all liability hereunder.

    22. NOTICE. Any and all notices, designations, consents, offers, acceptances or any other communication provided for herein shall be given in writing by registered or certified mail, return receipt requested, which shall be addressed, in the case of the Company, to its office in San Diego, California, and in Employee's case to her last known place of residence as reflected on the Company's records.

    23. ENTIRE AGREEMENT. This Agreement, and any stock option or stock purchase agreements between the Employee and the Company, constitute the entire agreement between Employee and the Company and contains all of the agreements between the parties with respect to the subject matter hereof; this Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof.

    24. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Employee and the Company and their respective heirs, legal representatives, executors, administrators, and successors.

    25. NO OTHER AGREEMENTS. Employee affirms that Employee has no agreement with any other party that would preclude her compliance with her obligations under this Agreement as set forth above.

    26. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of California.

    27. AMENDMENT OF AGREEMENT. No change or modification of this Agreement shall be valid unless the same is in writing and signed by Employee and the Company. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

    28. SEVERABILITY. If any portion or portions of this Agreement shall be, for any reason, deemed to be invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

    29. BREACH. In the event either party breaches this Agreement and the other party prevails in an action to enforce the terms of this Agreement, the losing party agrees to pay to the prevailing party all reasonable attorneys' fees and costs incurred by the prevailing party in prosecuting such action, and all damages suffered by the prevailing party.

    30. HEADINGS. The headings of this Agreement are inserted for convenience only and are not to be considered in construction of the provisions hereof.


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    31. WAIVER OR BREACH. The waiver by either of the parties hereto of any breach of any provision hereof shall not be construed to be a waiver of any succeeding breach of that provision or a waiver of any other provision of this Agreement.

    32. ARBITRATION OF DISPUTES. Any dispute arising under this Agreement shall be resolved through final and binding arbitration conducted pursuant to the rules of the American Arbitration Association. This shall be in lieu of any right to a jury trial, which right is expressly waived.

    33. GENERIC DRUG ENFORCEMENT ACT CERTIFICATION. The undersigned, certifies that she (1) has never been charged with or convicted of a federal felony for conduct relating to the development, approval, or regulation of any drug product or device regulated by the United States Food and Drug Administration, and (2) has never been debarred or subject to a debarment proceeding under the Generic Drug Enforcement Act of 1992.


    (THIS SECTION HAS BEEN INTENTIONALLY LEFT BLANK FOR FORMATTING REASONS.)


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

            WHEREAS, the parties have executed this Agreement as of the date first above written.

                                    MOLECULAR BIOSYSTEMS, INC.



                                    By:
                                       -----------------------------------------
                                          Officer of Molecular Biosystems, Inc.



                                    By:
                                       -----------------------------------------
                                          Elizabeth Hougen


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